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                                                                    EXHIBIT 25.5


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                              ---

                                ----------------


                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ----------------

                              SUNTRUST BANKS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

GEORGIA                                                 58-1575035
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


303 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA                                        30308
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                      GUARANTEE OF PREFERRED SECURITIES OF
                               SUNTRUST CAPITAL IV
                         (TITLE OF INDENTURE SECURITIES)



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ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                  THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.       A copy of the existing by-laws of the trustee.*

                  5.       Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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                  8.       Not Applicable.

                  9.       Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 4th day of February, 1998.


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              TRUSTEE

                              By  /s/ John R. Prendiville
                                      John R. Prendiville
                                      Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).


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                                                                       EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                February 4, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

   In connection with the qualification of a guarantee between SunTrust Banks, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       Very truly yours,

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By    /s/ John R. Prendiville
                                                 John R. Prendiville
                                                 Vice President


















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                                                                      EXHIBIT 7

Legal Title of Bank:                The First National Bank of Chicago     Call Date: 09/30/97  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0303                                          Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                  C400
                                                                              DOLLAR AMOUNTS IN              -------------
                                                                                   THOUSANDS        RCFD     BIL MIL THOU
                                                                              ------------------    ----     ------------
ASSETS
1.    Cash and balances due from depository institutions
      (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin(1)............                           0081      4,499,157       1.a.
      b. Interest-bearing balances(2).....................................                           0071      6,967,103       1.b.
2.    Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A)........                           1754              0       2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D).....                           1773      5,251,713       2.b.
3.    Federal funds sold and securities purchased under agreements to
      resell                                                                                         1350      5,561,976       3.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule
      RC-C)...............................................................   RCFD 2122 24,171,565                              4.a.
      b. LESS: Allowance for loan and lease losses........................   RCFD 3123    419,216                              4.b.
      c. LESS: Allocated transfer risk reserve............................   RCFD 3128          0                              4.c.
      d. Loans and leases, net of unearned income, allowance, and
         reserve (item 4.a minus 4.b and 4.c).............................                           2125     23,752,349       4.d.
5.    Trading assets (from Schedule RD-D).................................                           3545      6,238,805       5.
6.    Premises and fixed assets (including capitalized leases)............                           2145        717,303       6.
7.    Other real estate owned (from Schedule RC-M)......................                             2150          7,187       7.
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)......................................                           2130         77,115       8.
9.    Customers' liability to this bank on acceptances outstanding........                           2155        614,921       9.
10.   Intangible assets (from Schedule RC-M)..............................                           2143        277,105      10.
11.   Other assets (from Schedule RC-F)...................................                           2160      2,147,141      11.
12.   Total assets (sum of items 1 through 11)............................                           2170     56,108,875      12.

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.







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
Legal Title of Bank:           The First National Bank of Chicago        Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303                                               Page RC-2
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.:          0/3/6/1/8
                               ---------

SCHEDULE RC-CONTINUED

                                                                             DOLLAR AMOUNTS IN
                                                                                 Thousands                     BIL MIL THOU
                                                                             -----------------                 ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)....................................                           RCON 2200    21,496,468  13.a
         (1) Noninterest-bearing(1).....................................    RCON 6631  8,918,843                            13.a.1
         (2) Interest-bearing...........................................    RCON 6636 12,577,625                            13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II).................                                       RCFN 2200    14,164,129  13.b.
         (1) Noninterest bearing........................................    RCFN 6631    352,399                            13.b.1
         (2) Interest-bearing...........................................    RCFN 6636 13,811,730                            13.b.2
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                                               RCFD 2800     3,894,469  14
15.   a. Demand notes issued to the U.S. Treasury                                                  RCON 2840        68,268  15.a
      b. Trading Liabilities(from Schedule RC-D).......................                            RCFD 3548     5,247,232  15.b
16.   Other borrowed money:
      a. With a remaining maturity of one year or less.................                            RCFD 2332     2,608,057  16.a
      b. With a remaining maturity of more than one year through
      three years .....................................................                                 A547       379,893  16.b
 .     c.  With a remaining maturity of more than three years ..........                                 A548       323,042  16.c
17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding...........                           RCFD 2920       614,921  18
19.   Subordinated notes and debentures (2).................                                       RCFD 3200     1,700,000  19
20.   Other liabilities (from Schedule RC-G)............................                           RCFD 2930     1,222,121  20
21.   Total liabilities (sum of items 13 through 20)....................                           RCFD 2948    51,718,600  21
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.....................                           RCFD 3838             0  23
24.   Common stock......................................................                           RCFD 3230       200,858  24
25.   Surplus (exclude all surplus related to preferred stock)..........                           RCFD 3839     2,989,408  25
26.   a. Undivided profits and capital reserves.........................                           RCFD 3632     1,175,518  26.a.
      b. Net unrealized holding gains (losses) on available-for-sale
         securities.....................................................                           RCFD 8434        26,750  26.b.
27.   Cumulative foreign currency translation adjustments...............                           RCFD 3284        (2,259) 27
28.   Total equity capital (sum of items 23 through 27).....                                       RCFD 3210     4,390,275  28
29.   Total liabilities and equity capital (sum of items 21 and 28).....                           RCFD 3300    56,108,875  29

Memorandum
To be reported only with the March Report of Condition.

1.       Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
         for the bank by independent external                                                                    Number

         auditors as of any date during 1996 ..........................                            RCFD 6724       N/A.     M.1

1 =  Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.




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